UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

NV5 Global, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplement (this “Supplement”) to (i) the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on July 2, 2025 (the “Proxy Statement”), by NV5 Global, Inc., a Delaware corporation (“NV5”) and (ii) the joint proxy statement/prospectus filed with the SEC on July 1, 2025 (the “Joint Proxy Statement/Prospectus” and together with the Proxy Statement, the “Definitive Proxy Statement”), by Acuren Corporation, a Delaware corporation (“Acuren”), is being filed to supplement the Definitive Proxy Statement as described below. Unless otherwise defined in this Supplement, capitalized terms have the meaning as defined in the Definitive Proxy Statement.

As previously disclosed, on May 14, 2025, NV5 entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among NV5, Acuren Corporation, a Delaware corporation (“Acuren”), Ryder Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Acuren (“Merger Sub I”) and Ryder Merger Sub II, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Acuren (“Merger Sub II”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub I will be merged with and into NV5 (the “First Merger”) with NV5 surviving (the “Initial Surviving Corporation”), immediately following which the Initial Surviving Corporation will be merged with and into Merger Sub II (the “Second Merger” and collectively with the First Merger, the “Merger”), with Merger Sub II surviving (the “Final Surviving Corporation”). On July 2, 2025, NV5 filed the Definitive Proxy Statement with respect to the special meeting of NV5’s stockholders scheduled to be held on July 31, 2025.

MERGER UPDATES

 On June 12, 2025, Acuren and NV5 each filed a premerger notification and report form under the HSR Act. The waiting period with respect to the notification and report forms filed under the HSR Act expired at 11:59 p.m., Eastern Time, on July 14, 2025.

On July 14, 2025, the 60-day "go-shop" period ("Go-Shop Period") under the Merger Agreement expired. During the Go-Shop Period, NV5 was permitted to solicit and enter into negotiations with third parties that made a proposal or offer to acquire NV5. NV5 did not receive an NV5 Superior Proposal (as such term is defined in the Merger Agreement) during the Go-Shop Period.

Acuren and NV5 currently expect to complete the Merger in August of 2025, subject to the receipt of the required Acuren stockholder approval and NV5 stockholder approval, regulatory approvals and the satisfaction or waiver of the other conditions to the Merger, in each case, as set forth in the Merger Agreement.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE PROXY STATEMENT

As of the date of this Supplement, NV5 has received several demand letters from purported NV5 stockholders alleging, among other things, that the Definitive Proxy Statement omits material information with respect to the Merger, rendering the disclosures set forth therein false and misleading in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and seeking NV5 books and records pursuant to Section 220 of the Delaware General Corporation Law (collectively, the “Demand Letters”). On July 8, 2025, a purported stockholder of NV5 filed a complaint in the Supreme Court of the State of New York, County of New York captioned Williams v. NV5 Global, Inc., et al. (the “Williams Complaint”), alleging substantially the same claims as the Demand Letters. On July 9, 2025, a purported stockholder of NV5 filed a complaint in the Supreme Court of the State of New York, County of New York, captioned Miller v. NV5 Global, Inc., et al. (the “Miller Complaint” and together with the Williams Complaint, the “Complaints”).

NV5 believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable laws. However, solely to moot the claims in the Demand Letters and Complaints and minimize the risk, costs, burden, nuisance and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, NV5 hereby supplements the disclosures contained in the Definitive Proxy Statement (the “Supplemental

Disclosures”). Nothing in this Supplement will be deemed an admission of the legal necessity or materiality under any applicable laws for any of the supplemental disclosures set forth herein. The Supplemental Disclosures are set forth below and should be read in conjunction with the Definitive Proxy Statement. NV5 vigorously denies all allegations in the Demand Letters and the Complaints, including that any additional disclosure was or is required, and believes that the supplemental disclosures contained herein are immaterial.

The information in this Supplement supplements the Definitive Proxy Statement and should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Except as described in this Supplement, the information provided in the Definitive Proxy Statement continues to apply. All section headings, paragraph references and page references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. The Supplemental Disclosures are identified below by bold, underlined text. ~~Stricken-through text~~ shows text being deleted from the referenced disclosure in the Definitive Proxy Statement. If information in the Supplemental Disclosures differs from or updates information contained in the Definitive Proxy Statement, then the information in the Supplemental Disclosures is more current and supersedes the information contained in the Definitive Proxy Statement.

* * *
THE MERGER - Background of the Merger

1.The sixth and seventh paragraphs in the section entitled “THE MERGER - Background of the Merger” on page 96 of the Definitive Proxy Statement are supplemented by adding the following text:

 On May 16, 2025, NV5 and Party A entered into a confidentiality agreement, including customary standstill, which did not contain “don’t-ask-don’t-waive” language, and fallaway provisions.

On May 17, 2025, NV5 and Party B entered into a confidentiality agreement, including customary standstill, which did not contain “don’t-ask-don’t-waive” language, and fallaway provisions.

2.The fourth paragraph in the section entitled “THE MERGER - Background of the Merger” on page 88 of the Definitive Proxy Statement is supplemented by adding the following text:

On March 12, 2025, Acuren delivered a revised, non-binding indication of interest to the NV5 Board to acquire all of the outstanding shares of NV5 Common Stock for $23.00 per share, which consideration would consist of $10.00 per share in cash and shares of Acuren Common Stock at an exchange ratio of 1.08 shares of Acuren Common Stock for each share of NV5 Common Stock (the “Revised Offer”) The Revised Offer also reiterated Acuren’s belief that the Potential Transaction represented a compelling opportunity to the NV5 stockholders and highlighted Acuren’s and its Founders’ track record of successfully combining with other companies. The Revised Offer, and the Initial Offer, did not address management of the combined company post-closing or any related compensation or retention matters.

THE MERGER - Opinion of Baird

3.The first paragraph and related table under the heading “THE MERGER - Opinion of Baird - NV5 Global, Inc.” on page 113 of the Definitive Proxy Statement are supplemented by adding the following text:

Selected Public Company Analysis. Baird reviewed certain publicly available financial information and stock market information for certain publicly traded engineering and environmental consulting companies that Baird deemed relevant. The group of selected publicly traded companies and relevant financial multiples reviewed are listed below ($ in millions).

		EV/Adjusted EBITDA		EV/Adjusted EBIT
Company	Enterprise Value	LTM	2025E	LTM	2025E
AECOM	$15,429.0	12.9x	12.2x	14.2x	13.4x
AtkinsRealis Group Inc.	$10,433.3	14.4x	14.2x	17.2x	17.3x
Bowman Consulting Group Ltd.	$518.7	8.4x	7.3x	15.5x	12.1x
Fluor Corporation	$5,127.7	8.2x	7.9x	9.3x	9.5x
Jacobs Solutions Inc.	$18,096.4	15.0x	13.8x	16.1x	14.8x
Parsons Corporation	$8,289.7	13.5x	12.5x	16.2x	15.2x
Stantec Inc.	$11,948.4	16.3x	14.5x	23.7x	20.5x
Tetra Tech, Inc.	$10,293.6	15.9x	15.6x	17.7x	17.1x
Willdan Group, Inc.	$700.4	11.6x	10.4x	15.7x	14.2x
WSP Global Inc.	$27,486.2	16.9x	15.1x	24.5x	23.9x

4. The first full paragraph under the heading “THE MERGER - Opinion of Baird - NV5 Global, Inc.” on page 114 of the Definitive Proxy Statement are supplemented by adding the following text:

In addition, Baird calculated the implied enterprise value of NV5 by applying the multiple ranges of the selected public companies to NV5’s LTM and 2025E Adjusted EBITDA and Adjusted EBIT. Baird then took the resulting enterprise values and calculated the implied equity values by subtracting NV5’s net debt position as of March 29, 2025 of $180.1 million, and divided these implied values by the fully diluted shares outstanding (including, as applicable, in the-money options, restricted stock units and performance stock units, using the treasury stock method) of 65.6468 million shares to calculate the implied per share values of NV5 Common Stock. Baird then compared such values to the Merger Consideration of $23.00 per share.

5.The seventh paragraph and related table under the heading “THE MERGER - Opinion of Baird - NV5 Global, Inc.” on page 114 of the Definitive Proxy Statement are supplemented by adding the following text:

Selected Transaction Analysis. Baird reviewed certain publicly available financial information concerning completed acquisition transactions that Baird deemed relevant. The selected acquisition transactions and relevant financial multiples are listed below ($, £ and CAD in millions).

			Enterprise	EV/LTM	EV/LTM
Announcement Date	Target	Buyer	Value	EBITDA	EBIT
November 2024	BCC Engineering, LLC	Parsons Corporation	$230.7	13.0x	N/A
August 2024	Power Engineers, Incorporated	WSP Global Inc.	$1,780.0	15.2x	N/A
January 2023	Atlas Technical Consultants	GI Partners	$979.2	13.9x	25.4x
September 2022	RPS Group plc	Tetra Tech, Inc.	£685.5	13.5x	22.5x
July 2022	IBI Group Inc.	Arcadis N.V.	CAD 900.0	13.0x	18.7x
June 2022	John Wood Group plc’s environmental & infrastructure business	WSP Global Inc.	$1,801.0	12.1x	15.0x
December 2020	Enterra Holdings Ltd. (Golder Associates)	WSP Global Inc.	CAD 1,400.0	10.4x	N/A

N/A indicates not publicly available.

6.The tenth paragraph under the heading “THE MERGER - Opinion of Baird - NV5 Global, Inc.” on page 115 of the Definitive Proxy Statement are supplemented by adding the following text:

In addition, Baird calculated the implied enterprise value of NV5 by applying the multiple ranges of the selected transactions to NV5’s LTM Adjusted EBITDA and Adjusted EBIT of $145.6 million and $77.0 million, respectively, each as provided by NV5 management. Baird then took the resulting enterprise values and calculated implied equity values by subtracting NV5’s net debt position as of March 29, 2025 of $180.1 million, and divided these implied values by the fully diluted shares outstanding (including, as applicable, in-the-money options, restricted stock units and performance stock units, using the treasury stock method) of 65.6468 million shares to calculate the implied per share values of NV5 Common Stock. The implied ranges of per share equity values, based on the implied low, high, average, and median values, were $20.32 to $30.97, with average and median being $26.12 and $26.15, respectively, based on Adjusted EBITDA, and $14.86 to $27.07, with average and median being $21.22 and $21.48, respectively, based on Adjusted EBIT, in each case, as compared to the Merger Consideration of $23.00 per share of NV5 Common Stock.

7. The twelfth paragraph under the heading “THE MERGER - Opinion of Baird - NV5 Global, Inc.” on page 15 of the Definitive Proxy Statement are supplemented by adding the following text:

In such analysis, Baird calculated the implied present value of NV5’s future unlevered free cash flows for the last eight months of 2025 through calendar year 2029 (which implied present value was calculated using a range of discount rates of 9.0% to 11.0%, which was chosen based on the capital asset pricing model) of $373.3 million to $393.5 million. Baird also calculated the implied present value of NV5’s terminal value of $1,007.0 million to $1,710.8 million by applying a range of perpetuity growth rates of 2.5% to 3.5% (which was chosen based on Baird’s professional judgment), and then discounting to present value the resulting values using discount rates ranging from 9.0% to 11.0%. Baird then calculated the sum of the above present values and subtracted NV5’s net debt position as of March 29, 2025 of $180.1 million and divided that sum by the fully diluted shares outstanding (including, as applicable, in-the-money options, restricted stock units and performance stock units, using the treasury stock method) of 65.6468 million shares resulting in an implied range of values for NV5 Common Stock of $18.28 to $29.31 per share, which range was compared by Baird to the Merger Consideration of $23.00 per share.

8. The first paragraph and the related table under the heading “THE MERGER - Opinion of Baird - Acuren Corporation” on page 116 of the Definitive Proxy Statement is amended as follows:

Selected Public Company Analysis. Baird reviewed certain publicly available financial information and stock market information for certain publicly traded testing, inspection and certification companies that Baird deemed relevant. The group of selected publicly traded companies and relevant financial multiples reviewed are listed below ($ in millions).

	EV/Adjusted EBITDA
Company	Enterprise Value	LTM	2025E
Bureau Veritas SA	$16,624.7	14.0x	12.8x
Intertek Group plc	$11,543.6	12.3x	12.1x
Montrose Environmental Group, Inc.	$980.7	10.0x	9.2x
Mistras Group, Inc.	$418.5	5.3x	5.2x
SGS S.A.	$22,071.3	14.3x	13.4x
Team, Inc.	$431.1	8.1x	N/A

9. The sixth paragraph under the heading “THE MERGER - Opinion of Baird - Acuren Corporation” starting on page 116 of the Definitive Proxy Statement is amended as follows:

Discounted Cash Flow Analysis. Baird performed a discounted cash flow analysis, which is designed to imply a range of potential per-share present values for Acuren Common Stock as of April 30, 2025, utilizing the projected unlevered free cash flows of Acuren from the last eight months of 2025 through calendar year 2030 as calculated by Baird utilizing ~~set forth on~~ the Acuren Projections. In such analysis, Baird calculated the implied present value of Acuren’s future unlevered free cash flows for the last eight months of 2025 through calendar year 2030 (which implied present value was calculated using a range of discount rates of 10.0% to 12.0%, which was chosen based on the capital asset pricing model) of $556.3 million to $582.5 million. Baird then also calculated the implied present value of Acuren’s terminal value of $1,088.4 million to $1,747.3 million by applying a range of perpetuity growth rates of 2.5% to 3.5% (which was chosen based on Baird’s professional judgment), and then discounting to present value the resulting values using discount rates ranging from 10.0% to 12.0%. Baird then calculated the sum of the above present values and subtracted Acuren’s net debt position as of December 31, 2024 of $615.7 million and divided that sum by the fully diluted shares outstanding (including, as applicable, in-the-money options, restricted stock units and performance stock units, using the treasury stock method) of 130.23 million shares resulting in an implied range of values for Acuren Common Stock of $7.90 to $13.15 per share, which range was compared by Baird to the then-current price of Acuren Common Stock of $10.64 per share.

THE MERGER - Interests of NV5’s Executive Officers and Non-Employee Directors in the Merger

10.The disclosure under the heading “THE MERGER - Interests of NV5’s Executive Officers and Non-Employee Directors in the Merger - Agreements with Acuren Following the Merger” on pages 118 and 119 of the Definitive Proxy Statement is supplemented by adding the text below:

As of the date of this joint proxy statement/prospectus, none of NV5’s named executive officers has entered into any new agreement, arrangement or understanding with Acuren or any of its affiliates, nor have there been any substantive discussions or negotiations, regarding the terms and conditions of compensation, incentive pay or employment with Acuren after the Merger. The only arrangements between Acuren and NV5 regarding compensation of NV5’s executive officers or directors or participation in the equity of the surviving company are those provisions of the Merger Agreement addressing the acceleration or replacement of certain NV5 RSAs and NV5 Executive RSAs as described under the heading “- Treatment of NV5 Equity Awards in the Merger” above and “- Summary of Potential Transaction Payments to Named Executive Officers” below. Although no agreements have been entered into at this time with any of NV5’s named executive officers, prior to or following the completion of the Merger, they may enter into new agreements and/or amendments to existing employment agreements or severance agreements regarding their employment with the combined company after the Merger.

Forward-Looking Statements

This Supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to the proposed transaction between NV5 and Acuren, including statements regarding the anticipated timing of the transaction, and information regarding NV5’s business, including expectations regarding outlook and all underlying assumptions, Acuren’s and NV5’s objectives, plans and strategies, information relating to operating trends in markets where NV5 operates, statements that contain projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that NV5 or Acuren intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this Supplement, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that stockholders of NV5 may not approve the Merger Agreement or stockholders of Acuren may not approve the issuance of new shares of Acuren Common Stock in the Merger; the risk that a condition to closing of the Merger may not be satisfied, that either party may terminate the Merger Agreement or that the Closing might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of NV5 and Acuren; the effects of the business combination of NV5 and Acuren, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; risks related to the demand for Acuren and NV5’s services; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Merger. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, industry conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in the Definitive Proxy Statement, NV5’s Annual Report on Form 10-K for the year ended December 28, 2024, as amended by Amendment No. 1 and Amendment No. 2 thereto, which are on file with the SEC and available from NV5’s website at www.nv5.com under the “Investor Relations” tab, and in other documents NV5 files with the SEC; and in Acuren’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the SEC and available from Acuren’s website at www.acuren.com under the “Investor Relations” tab, and in other documents Acuren files with the SEC.

The forward-looking statements included in this Supplement are made only as of the date hereof. Neither NV5 nor Acuren undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information about the Merger and Where to Find It

In connection with the Merger Agreement and the transactions contemplated thereby (the “Transactions”), Acuren filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which includes a joint proxy statement/prospectus of Acuren and NV5. Information in the joint proxy statement/prospectus may be changed. The Registration Statement was declared effective on June 27, 2025. Each of Acuren and NV5 delivered the definitive joint proxy statement/prospectus relating to the Transactions to their respective stockholders of record as of June 30, 2025, commencing on or about July 2, 2025. Stockholders of Acuren and NV5 and other interested persons are encouraged to read, when available, the definitive joint proxy statement/prospectus as well as other documents filed or to be filed with the SEC because these documents will contain important information about Acuren, NV5 and the Transactions. Investors and security holders may also obtain a copy of the Registration Statement, including the definitive joint proxy statement/prospectus, and other documents filed with the SEC by Acuren or NV5 without charge at the SEC’s website (www.sec.gov).

Participants in the Merger Solicitation

NV5, Acuren and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NV5’s stockholders and Acuren’s stockholders in connection with the Transactions. Information regarding the executive officers and directors of Acuren is included in its Annual Report on Form 10-K filed with the SEC on March 27, 2025. Information regarding the executive officers and directors of NV5 is included in its amendments to its Annual Report on Form 10-K/A filed with the SEC on April 28, 2025 and May 30, 2025. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, is contained in the Registration Statement and other related materials which may be filed with the SEC in connection with the Transactions. Free copies of these documents may be obtained as described in the paragraphs above.